EX-4.1

NEITHER THIS DEBT INSTRUMENT NOR THE NOTES ISSUED IN CONNECTION HEREWITH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER (AS DEFINED BELOW) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED SENIOR SECURED NOTE

Initial Principal Amount:

$11,500,000 July 26, 2024

FOR VALUE RECEIVED, Roadzen, Inc., a Delaware corporation (the “Issuer”), hereby unconditionally promises to pay to MIZUHO SECURITIES USA LLC (or its successors and assigns, the “Purchaser”) the principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($11,500,000.00) (or such lesser or greater principal amount owed from time to time) (the “Principal Amount”), plus all interest, expenses, fees and other Obligations due and payable to the Purchaser under that certain Senior Secured Note Purchase Agreement, dated as of June 30, 2023, entered into by, among others, the Issuer, each Guarantor from time to time party thereto, the Purchasers from time to time party thereto and Mizuho Securities USA LLC (“Mizuho”), as administrative agent and as collateral agent for the Secured Parties (Mizuho in such capacity, together with its successors and assigns in such capacity, the “Agent”), as amended by Amendment No. 1 to the Senior Secured Note Purchase Agreement, dated as of July 26, 2024 (“Amendment No. 1”), entered into by, among others, the Issuer, the Purchasers from time to time party thereto, Mizuho and the Agent (as so amended, and as may be further amended, restated, amended and restated, supplemented, modified, replaced, extended or refinanced from time to time, the (“Note Purchase Agreement”). The Issuer further promises to pay any fee that is due on this Amended and Restated Senior Secured Note (this “Note”) or the other Obligations in accordance with the Note Purchase Agreement. This Note is one of the “Notes” referred to in the Note Purchase Agreement. Any capitalized term used herein and not defined herein shall have the meaning assigned to it in the Note Purchase Agreement. Reference is made to the Note Purchase Agreement for a statement of the terms and conditions under which this Note has been issued, sold and delivered, is secured, and may be prepaid, repaid, redeemed or accelerated.

As of the date hereof, this Note amends and restates it its entirety the that certain Promissory Note dated June 30, 2023 (as amended prior to the date hereof, the “Original Note”) issued by the Borrower for the benefit of the Lender. The Original Note, as amended and restated hereby, shall be deemed to be a continuing agreement among the parties, and all agreements delivered pursuant to or in connection with the Original Note not amended and restated in connection with the entry of the parties into this Note shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such agreement to the same extent as if the modifications to the Original Note contained herein were set forth in an amendment to the Original Note in a customary form, unless such agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Note, the Original Note or such other document, instrument or as otherwise agreed by the required parties hereto or thereto. This Note shall not discharge or release the obligations of any person party to the Original Note or discharge any of the Obligations evidenced thereby or by any of the Loan Documents. Nothing herein contained shall be construed as nor is intended to be a substitution or novation of the instruments, documents and agreements in respect of the obligations under the Original Note or this Note. Borrower hereby ratifies and reaffirms the validity, enforceability and binding nature of the Obligations evidenced by the Original Note and nothing in this Note shall be construed as nor is intended to be a release or other discharge of Borrower from any of its obligations and liabilities under the Original Note, all of which are continued on the terms set forth in this Note.

Until maturity (whether by acceleration or otherwise), interest shall accrue and be payable on the outstanding principal balance hereof at the per annum rates of interest (including the Default Rate (as defined below), when applicable) set forth in the Note Purchase Agreement. In accordance with the provisions of the Note Purchase Agreement, immediately upon the occurrence and during the continuation of a Default or an Event of Default, the outstanding principal balance of the outstanding Obligations shall bear interest at the rate set forth in Section 2.10 of the Note Purchase Agreement (the “Default Rate”). The Default Rate shall apply both before and after any judgment or arbitration decision, until the Purchaser receives full payment in cash for its costs and expenses pursuant to Section 10.2 of the Note Purchase Agreement and all other Obligations under the Transaction Documents. Unless specified otherwise in the Note Purchase Agreement, all amounts payable by the Issuer hereunder shall be paid in accordance with the terms and conditions of the Note Purchase Agreement in cash in immediately available funds.

The Issuer hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor, notice of intent to accelerate, notice of acceleration, and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

This Note and all provisions hereof shall be binding upon the Issuer and all persons claiming under or through the Issuer, and shall inure to the benefit of the Purchaser, together with its registered successors and assigns, including each owner and holder from time to time of this Note. The Purchaser (and any subsequent holder of this Note), by accepting this Note, agrees to be bound by all of the terms of the Note Purchase Agreement and other Transaction Documents that are applicable to a “Purchaser” thereunder. By accepting this Note, each Purchaser is deemed to have made each of the representations and warranties applicable to a “Purchaser” under Section 4.2 of the Note Purchase Agreement.

The Issuer promises and agrees to pay, in addition to the principal, interest and other sums and other Obligations due and payable hereon and on any of the other Transaction Documents, all costs of collecting or attempting to collect this Note, including all reasonable and documented out-of-pocket attorneys' fees and disbursements, to the extent required by the Note Purchase Agreement.

This Note may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

To the extent of any inconsistency between any of the terms and conditions of this Note and the terms and conditions of the Note Purchase Agreement, the terms and conditions of the Note Purchase Agreement shall control.

This Note is secured by the Collateral described in the Note Purchase Agreement and the other Note Documents and Transaction Documents, to which reference is hereby made for a more complete statement of the terms and conditions under which this Note has been issued, sold and delivered and is to be prepaid or accelerated, and the Purchaser is hereby entitled to all the benefits and rights of a “Purchaser” under the Note Purchase Agreement and such other Transaction Documents (including, without limitation, any guarantees and security delivered in connection therewith).

The provisions of Sections 10.1, 10.2, 10.15 and 10.16 of the Note Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis, as to apply to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAW, EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Issuer has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

ROADZEN, INC.,
a Delaware corporation

By:	/s/ Rohan Malhotra
Name: Rohan Malhotra Title: CEO

[Signature Page to Amended and Restated Senior Secured Note]